SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                     _____________________

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of report (Date of earliest event reported):May 19, 1999

                         Saratoga Bancorp
       (Exact name of registrant as specified in charter)

                            California
                         (State or other
                         jurisdiction of
                          incorporation)


            2-77519-LA                 94-2817587
           (Commission               (IRS Employer
           File Number)            Identification No.)



        12000 Saratoga-Sunnyvale Road, Saratoga, CA 95070
      (Address of principal executive offices and ZIP code)


                            None
(Former name or former address, if changed since last report)

Registrant's telephone number, including area code: (408)973-1111











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Item 5.   Other Events.

          The shareholders of Saratoga Bancorp took the following action at the Annual Meeting of Shareholders held on May 19, 1999 at the Corporation's main office located at 12000 Saratoga-Sunnyvale Road, Saratoga, California:


     1.   Approved the election of management's slate of nominees
           for director, each of whom was an incumbent director, as
          follows:
                                            Votes
                                    For             Withheld
          Victor Aboukhater       966,954              7,027
          Robert G. Egan          966,954              7,027
          William D. Kron         966,954              7,027
          John F. Lynch, III      966.954              7,027
          V. Ronald Mancuso       966,954              7,027
          Richard L. Mount        971,916              2,065


     2. Approved the appointment of Deloitte & Touche LLP as independent public accountants for the 1998 fiscal year.

          Votes in favor of this proposal            969,360

          Votes against this proposal                   -

          Votes abstaining                             4,621























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
                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                     SARATOGA BANCORP
                                       (Registrant)




                                    By:  RICHARD L. MOUNT
                                         Richard L. Mount
                                         President and Chief
                                         Executive Officer



Date: May 21, 1999
























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